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                                                                    EXHIBIT 10 A




                        FRISCH'S EXECUTIVE SAVINGS PLAN
                         (Effective November 15, 1993)

                                   ARTICLE I

                           Establishment and Purpose
                           -------------------------

                 There is hereby established for the benefit of certain Eligible Employees an unfunded plan of deferred compensation known as "Frisch's Executive Savings Plan." The purpose of the Plan is to provide a means by which key executive employees of Frisch's Restaurants, Inc. (the "Employer") who have been designated by the Compensation Committee of the Employer may elect to defer receipt of a portion of their compensation.

                                  ARTICLE II

                                 Definitions
                                 -----------
                 Except where the context plainly indicates otherwise, the following words and phrases, when they appear as capitalized terms in the Plan, have the following meanings:
         2.1 "ACCOUNT" means the bookkeeping account maintained in the name of each Participant, which shall reflect the value of the deferred amount payable to such Participant under the Plan.
         2.2 "BENEFICIARY" means the person or persons (including a contingent beneficiary) designated by a Participant pursuant to Section 9.1 hereof to receive death benefits under the Plan.
         2.3 "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Employer.
         2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
         2.5 "COMMON STOCK OPTION" means a fund consisting of shares of Frisch's Restaurants, Inc. common stock.
         2.6     "COMMITTEE" means the Compensation Committee of the Employer.
         2.7 "COMPENSATION" means an employee's compensation as determined under Section 1.10 of the Savings Plan (or any successor to such provision).
         2.8 "ELIGIBLE EMPLOYEE" means a key executive employee of the Employer who is designated by the Committee to be eligible to participate in the Plan.
         2.9     "EMPLOYER" means Frisch's Restaurants, Inc.
         2.10    "EMPLOYER MATCH" means the amount accrued in accordance with
Section 4.4 hereof with respect to amounts deferred by a Participant hereunder.
         2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
         2.12 "LIFE INSURANCE OPTION" means one or more life insurance policies designated by the Committee. The initial life insurance policies offered under the Life Insurance Option will be issued by Northwestern Mutual Life Insurance Company.

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                                                                  EXHIBIT 10A

         2.13 "MUTUAL FUND OPTION" means such related mutual funds as may be designated by the Committee. The initial funds from which a Participant may choose are those offered by Twentieth Century Services, Inc., including the Balanced Investors Fund, the Growth Investors Fund, the Select Investors Fund, the U.S. Governments Fund, the Premium Capital Reserve Fund, and any other fund that is designated by the Committee as part of the Mutual Fund Option under the Plan.
         2.14 "PARTICIPANT" means an Eligible Employee who becomes a participant in the Plan in accordance with Section 3.1 hereof and whose Account hereunder has a positive balance.
         2.15 "PLAN" means "Frisch's Executive Savings Plan," as set forth herein and as amended from time to time.
         2.16 "PLAN YEAR" means the fiscal year of the Plan, an approximately 12-consecutive-month period ending each year on May 31, except that the initial Plan Year shall begin on November 15, 1993, and end on May 31, 1994.
         2.17    "RELATED EMPLOYERS" means related employers as defined in
Section 1.27 of the Savings Plan (or any successor to such provision).
         2.18 "SAVINGS PLAN" means the Frisch's Section 401(k) Savings Plan, as amended from time to time.

                                 ARTICLE III

                                Participation
                                -------------
         3.1 ELECTION. An Eligible Employee may become a Participant by electing to defer receipt of part of the Compensation to be paid to him by the Employer. Except as otherwise provided in Section 3.3 hereof, an Eligible Employee may elect to participate in the Plan only if, before the beginning of the first Plan Year in which he participates in the Plan, he files an election with the Committee, in a form satisfactory to the Committee, irrevocably deferring receipt of an amount that shall be designated as a percentage of his Compensation and specifying the investment option or options selected by the Participant for purposes of measuring the amount of deferred compensation payable to him hereunder. The portion of a Participant's Compensation that may be deferred hereunder for any Plan Year shall not exceed ten percent of his Compensation for the entire Plan Year. A Participant's election to defer a designated percentage of Compensation shall be irrevocable with respect to the Plan Year to which it initially applies. Such election also shall automatically apply to each subsequent Plan Year unless the Participant, before the beginning of a Plan Year, revokes his prior election. In that event, the Participant may file a new election with the Committee before the beginning of the Plan Year in accordance with the preceding provisions of this Section 3.1. If an Eligible Employee does not elect to become a Participant before the first Plan Year (or partial Plan Year, if applicable) in which he is eligible to participate in the Plan, he may, if he remains an Eligible Employee, elect to participate in the Plan before the beginning of any subsequent Plan Year.
         3.2 ADVANCE ELECTION. An election to defer the receipt of Compensation hereunder shall apply only to Compensation earned after the date the Participant's election is filed with the Committee.



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                                                                EXHIBIT 10A

         3.3 FILING DEADLINE. An election to defer Compensation earned in a Plan Year shall be filed with the Committee before the Plan Year begins. Notwithstanding the foregoing sentence, a newly hired key executive employee who is designated by the Committee as eligible to participate in the Plan may file an election to defer Compensation earned thereafter before the expiration of 30 days from his initial date of employment.
         3.4 FORM OF ELECTION. An election to defer Compensation hereunder shall be in writing, in a form acceptable to the Committee, and shall specify the portion of the Participant's Compensation to be deferred. Subject to
Section 5.3 hereof, any election regarding the payment of deferred compensation shall be irrevocable and shall remain in effect until the end of the Plan Year to which it pertains.

                                   ARTICLE IV

                       Accounts and Investment Options
                       -------------------------------

         4.1 HYPOTHETICAL NATURE OF INVESTMENT OPTIONS. Each investment option established under this Article IV shall be hypothetical in nature and shall be maintained solely for the purpose of measuring the balances in the Participants' Accounts. In accordance with Article VI hereof, neither the Plan nor the Accounts established hereunder shall actually hold any funds or assets.
         4.2 INVESTMENT OPTIONS. The Committee shall have the authority to maintain more than one investment option under the Plan, so as to provide alternative hypothetical investment vehicles for purposes of measuring the amount of the Participant's deferred compensation hereunder. Such separate investment options may include, but are not limited to, the Common Stock Option, the Mutual Fund Option, and the Life Insurance Option. Notwithstanding the foregoing, additional investment options may be established by the Committee, which shall have sole discretion to determine the number and character of such additional investment options. The Committee shall have the authority, in its sole discretion, to limit or eliminate the availability of any investment option established pursuant to this Article IV.
         4.3 ELECTION OF INVESTMENTS. Prior to becoming a Participant, each Eligible Employee shall specify in writing, in a form acceptable to the Committee, how the amount the Participant defers hereunder shall be allocated among the investment options specified pursuant to Section 4.2 hereof. After a Participant makes such an election, he may not change his election with respect to Compensation earned and deferred in the Plan Year (or partial Plan Year, if applicable) to which the election initially applies. Such election shall automatically be deemed to apply to each subsequent Plan Year unless the Participant, before the beginning of the Plan Year, revokes his prior election. In that event, he may file a new election with the Committee before the beginning of the Plan Year in accordance with the preceding provisions of this
Section 4.3.
                 Notwithstanding the foregoing, a Participant who allocates all or part of the amount deferred hereunder to the Mutual Fund Option shall be permitted, with respect to the amount that is so allocated, to allocate and reallocate the amount so deferred among the mutual funds that are a part of the

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                                                                 EXHIBIT 10A

Mutual Fund Option, subject to such conditions and such limitations as the Committee may prescribe. Any such allocation or reallocation shall be made in a manner acceptable to the Committee.
                 The Committee may require that any election under this Section
4.3 apply to the entire amount to which it pertains (e.g., 100% of the Participant's future deferrals) or to such whole percentage of that amount as the Committee may specify (e.g., increments of 25%).
         4.4 EMPLOYER MATCH. At the beginning of each four-week period, the Committee shall credit an Employer Match to the Account of each Participant who has deferred an amount hereunder during that four-week period. The Employer Match shall be equal to ten percent of the Participant's deferral hereunder during the four-week period, except that the Employer Match shall be equal to fifteen percent of the Participant's deferral if the Participant's deferral is allocated to the Common Stock Option. The Employer Match shall be allocated among the then-available investment options in the same proportions as a Participant has allocated the amounts deferred hereunder pursuant to Section
4.3 hereof.
         4.5 VESTING. A Participant shall be fully vested in his Account at all time.
         4.6 ESTABLISHMENT OF ACCOUNT. A separate Account shall be maintained for each Participant who makes a deferral election pursuant to
Section 3.1 hereof. The Account shall be (1) credited with the amounts deferred by the Participant pursuant to Section 3.1 hereof and with the Employer Match credited pursuant to Section 4.4 hereof, (2) credited (or charged, as the case may be) with the investment results that the Account would have realized if the Account had actually been invested in the investment options elected by the Participant in accordance with Sections 4.3 and 4.4 hereof (determined as if any income produced by each investment option had been promptly reinvested in that investment option), and (3) charged with the amounts paid by the Plan to or on behalf of the Participant pursuant to Article V hereof. Any shares of Frisch's Restaurants, Inc. common stock that are distributed shall be registered pursuant to the Securities Act of 1933.

                                   ARTICLE V

                                 Distributions
                                 -------------

         5.1 PAYMENT. The Employer shall pay to the Participant the balance in the Participant's Account in a single sum as soon as practicable after the later of the date on which the Participant's employment by the Employer is terminated or the Participant's 65th birthday.
         5.2 DEATH BENEFITS. If a Participant dies before the balance in his Account has been distributed in full, the Participant's Beneficiary shall be entitled to receive the balance in the Participant's Account. The Employer shall pay the Beneficiary the balance in the Participant's Account in a single sum as soon as practicable after the Participant's death.
         5.3 COMMITTEE DISCRETION TO ACCELERATE CERTAIN PAYMENTS. At any time after a Participant's termination of employment with the Employer, the Committee, in its sole discretion, may accelerate and pay in a lump sum to the Participant (or, where applicable, to his Beneficiary) all or part of the then-current balance in his Account.

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                                                                EXHIBIT 10A

         5.4 PAYMENT MEDIUM. The Committee shall make any distributions hereunder in cash or in kind, in its sole discretion. An in-kind distribution may be made, in the Committee's sole discretion, in the form of an interest or interests in the hypothetical investment option or options to which the Participant's Account is allocated in accordance with Sections 4.3 and 4.4 hereof.

                                   ARTICLE VI

                      Nature of Interest of Participant
                      ---------------------------------

                 Participation in the Plan shall not create, in favor of any Participant or Beneficiary, any interest in or lien against any of the assets of the Employer. A Participant's or Beneficiary's rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. All payments hereunder shall be paid in cash from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer and a Participant or any other person, and the promise of the Employer to pay benefits hereunder shall at all times remain unfunded as to the Participant or Beneficiary, whose rights hereunder shall be limited to those of a general and unsecured creditor of the Employer.

                                  ARTICLE VII

                                 Administration
                                 --------------

         7.1 COMMITTEE. The Plan shall be administered by the Committee. The Committee may allocate its responsibilities for the administration of the Plan among its members or among any subcommittee(s) it may appoint and may designate persons other than its members to carry out its responsibilities under the Plan.
         7.2 MEETINGS. The Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions.
         7.3 QUORUM. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee, or without a meeting by an instrument in writing signed by all the members of the Committee at such time in office.
         7.4 EXPENSES. The expenses incident to the operation of the Plan, including the compensation of attorneys, advisers, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid directly by the Employer.
         7.5 POWERS OF THE COMMITTEE. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties which it shall exercise in its discretion:
                 (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

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                                                               EXHIBIT 10A

                 (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions;

                 (c) To compute the amount of benefits that shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan, and in the event that the Committee determines that excessive benefits have been paid to any person, the Committee may suspend payment of future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Committee have been recovered;

                 (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as it may determine; and

                 (e) To employ one or more persons to render advice with respect to any of its responsibilities under the Plan.

         7.6 FINALITY. Subject to the provisions of Section 7.8 hereof, determinations by the Committee and any interpretation, rule, or decision adopted by the Committee under the Plan or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and their personal representatives.
         7.7 BENEFIT CLAIMS PROCEDURE. A claim for a benefit under the Plan by any person shall be filed in the manner and governed by the procedures set forth in Section 8.09 of the Savings Plan (or any successor to such provision).
         7.8 ARBITRATION OF DENIED CLAIMS. After review pursuant to the procedures set forth in Section 8.09 of the Savings Plan (or any successor to such provision), any controversy or claim arising out of or relating to a final decision that denies a claim for benefits under the Plan shall be settled by arbitration before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be subject to the statute of limitations that would apply if the claim on which the arbitration is based were brought as a suit in a United States district court under ERISA. The site of any such arbitration shall be Cincinnati, Ohio.

                                  ARTICLE VIII

                    Amendment, Suspension and Termination
                    -------------------------------------

                 The Board of Directors may modify, amend, suspend, or terminate the Plan at any time; provided that no such modification, amendment, suspension, or termination shall reduce a Participant's accrued benefit under the Plan as of the date of such modification, amendment, suspension, or termination.

                                  ARTICLE IX

                                Miscellaneous
                                -------------

         9.1 DESIGNATION OF BENEFICIARY. Each Participant may designate a Beneficiary hereunder. Such designation shall be in writing, shall be made in the form and manner prescribed by the Committee,

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                                                                EXHIBIT 10A

and shall be effective only if filed with the Committee before the Participant's death. A Participant may revoke a designation of a Beneficiary at any time, but only if a written notice of revocation is filed with the Committee before the Participant's death. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, the Committee shall pay the balance in the Participant's Account to the Participant's estate.
                 If the Beneficiary does not predecease the Participant, but dies before complete distribution of the balance in the Participant's Account, the Committee shall pay such balance to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise.
         9.2 INCAPACITY. If the Committee determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due may be paid for the benefit of such person to his spouse, parent, brother, sister, or other party deemed by the Committee to have incurred expenses for such person (unless a duly qualified guardian or other legal representative has been appointed).
         9.3 REQUIRED INFORMATION. Any person eligible to receive benefits hereunder shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.
         9.4 INABILITY TO LOCATE PARTICIPANTS. Each Participant and each Beneficiary entitled to receive a benefit under the Plan shall keep the Committee advised of his current address. If the Committee is unable to locate a Participant or Beneficiary to whom a benefit is payable under the Plan for a period of 36 months, commencing with the first day of the month as of which such benefit becomes payable, the total amount payable to such Participant or Beneficiary shall be forfeited.
         9.5 NO RIGHT TO EMPLOYMENT. Nothing herein contained shall be deemed to give any person the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any employee at any time without regard to the effect that such discharge may have upon the employee under the Plan.
         9.6 WITHHOLDING TAXES. The Employer may make any appropriate arrangements that are approved by the Committee to deduct from all amounts paid under the Plan any taxes that it reasonably determines to be required to be withheld by any government or government agency. If the Committee decides to make, in its sole discretion, an in-kind distribution of shares of Frisch's Restaurants, Inc. common stock, the Employer may withhold certain of those shares to satisfy the withholding obligation. The Participant and/or his Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

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                                                                EXHIBIT 10A

         9.7 GENDER AND NUMBER. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her" and "Employee or Employees," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.
         9.8 HEADING. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.
         9.9 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
         9.10 GOVERNING LAW. The Plan shall be construed, administered, and regulated in accordance with the laws of the State of Ohio, except to the extent that such laws are preempted by Federal law.
         9.11 EFFECTIVE DATE. The Plan shall be effective as of November 15, 1993. It shall not apply to any employee who terminated employment with the Employer before that date.

                                         FRISCH'S RESTAURANTS, INC.



Date: October 12, 1993                   By: Louis J. Ullman
      -------------------------              -----------------------
      October 12, 1993                       Louis J. Ullman

ATTEST:


         Dawn Langford
-------------------------------
         Dawn Langford


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